Exhibit 99.1

News Release
Compellent Achieves 119 Percent Revenue Growth in 2007
Marks Ninth Consecutive Quarter of Sequential Growth
EDEN PRAIRIE, Minn., Feb. 13, 2008 — Compellent Technologies, Inc. (NYSE Arca: CML) announced today its financial results for the fourth quarter and full year ended December 31, 2007. Revenue for the fourth quarter of 2007 was $16.9 million, an increase of 124 percent from $7.5 million a year ago, and up 26 percent from the third quarter. Gross margin was 51.4 percent, up 6.8 percentage points from the fourth quarter of 2006 and 1.5 percentage points from the third quarter of 2007.
“Our strong finish in 2007 is evidence of our team’s execution and delivery of a game-changing storage solution to a fast-expanding group of passionate end users,” said Phil Soran, president and CEO of Compellent. “The growing demand for our scalable, virtualized storage solution is the result of our ability to lower storage costs for midsized enterprises.”
Financial highlights include:
•	For 2007, revenue increased 119 percent to $51.2 million from $23.3 million in 2006.

•	As of December 31, 2007, the number of end users totaled 740, up 107 percent from December 31, 2006.

•	Excluding the effect of stock-based compensation, net loss was $(1.5) million for the fourth quarter of 2007 compared to $(2.0) million for the fourth quarter of 2006.

•	For 2007, net loss excluding the effect of stock-based compensation, was reduced to $(7.1) million from $(13.1) million in 2006.

•	The company ended 2007 with cash and short-term investments totaling $93.7 million.
“The industry is continuing to recognize Compellent’s leadership in driving out costs and energy consumption from the data center,” said Mr. Soran. “Businesses and the channel alike are turning to energy-efficient networked storage systems and a clear product strategy that can deliver on the promise of the new, virtual data center.”
Key industry awards recently won by Compellent include “Best SAN” by InfoWorld for the second consecutive time. Compellent’s UK channel partners Fordway and JCom earned the top two honors in the European IT Excellence Awards, in the Data and Information Management category, for “green” Compellent SAN deployments.
Conference Call
The company has scheduled a conference call to discuss its fourth quarter results and current business developments today, Feb. 13, at 4:30 pm ET. To access the call, dial

800-240-6709 domestically or 303-262-2139 internationally. The call will also be webcast live at http://www.compellent.com/investors. An audio replay will be available for seven days following the call at (800) 405-2236 for U.S. callers or (303) 590-3000 for those calling outside the U.S. The password required to access the replay is 11107724#. An archived webcast will also be available at http://www.compellent.com/investors until the company’s conference call to discuss its first quarter 2008 financial results.
Non-GAAP Measure
To supplement the Company’s Statements of Operations presented in accordance with GAAP, the Company uses a non-GAAP measure of a certain component of financial performance. This non-GAAP measure is non-GAAP net loss attributable to common stockholders. In order for investors to be better able to compare the Company’s current results with those of previous periods, the Company has shown a reconciliation of the GAAP to the non-GAAP financial measure. This reconciliation adjusts the related GAAP financial measure to exclude stock-based compensation. The Company believes the presentation of the non-GAAP financial measure enhances the user’s overall understanding of the Company’s historical financial performance. The presentation of the non-GAAP financial measure is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP, and the Company’s non-GAAP measure may be different from non-GAAP measures used by other companies.
About Compellent
Compellent is a leading provider of enterprise-class network storage solutions that are highly scalable, feature-rich and designed to be easy to use and cost effective. Compellent Technologies’ principal offices are located in Eden Prairie, MN. For more information, please visit: http://www.compellent.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specifically, statements concerning the anticipated demand for the Company’s storage solution, the growing base of end users and the Company’s ability to lower storage costs and reduce energy consumption for end users are forward-looking statements within the meaning of the Safe Harbor. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, including slower than expected growth of the Medium Enterprise storage market or adoption of the Company’s storage solution; the impact of technological development and competition; the impact of competitive products and technologies; the Company’s reliance on third-parties to sell their storage solution; whether end users continue to adopt the Company’s storage solution; pricing and availability of suppliers’ products; general industry trends; the Company’s capital and operating requirements to grow its business and changes in industry standards and interfaces, which may cause actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Compellent’s business and its financial results are detailed in its Form S-1 as filed with the Securities and Exchange Commission on July 2, 2007, as amended, in connection with its initial public offering and its Form 10-Q for the third quarter ended September 30, 2007. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Compellent undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.
Contact Information:
Investor Contacts:
Jack Judd
Compellent Technologies
952-294-3316
jjudd@compellent.com
Doug Sherk/Jenifer Kirtland
EVC Group
415-896-6820
jkirtland@evcgroup.com
Media Contact :
Liem Nguyen
Compellent Technologies
952-294-2851
lnguyen@compellent.com

COMPELLENT TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenue
Product	$14,022	$6,467	$42,831	$19,996
Product support and services	2,834	1,071	8,368	3,337

Total revenue	16,856	7,538	51,199	23,333

Cost of revenue
Cost of product	7,005	3,337	21,554	9,897
Cost of product support and services	1,191	838	4,423	2,774

Total cost of revenue	8,196	4,175	25,977	12,671

Gross profit	8,660	3,363	25,222	10,662

Operating expenses
Sales and marketing	8,106	3,540	23,520	10,562
Research and development	2,035	1,493	7,632	5,675
General and administrative	1,269	439	3,324	1,565

Total operating expenses	11,410	5,472	34,476	17,802

Loss from operations	(2,750)	(2,109)	(9,254)	(7,140)

Other income, net	968	119	1,425	316

Net loss	(1,782)	(1,990)	(7,829)	(6,824)

Accretion of redeemable convertible preferred stock	—	—	—	6,330

Net loss attributable to common stockholders	$(1,782)	$(1,990)	$(7,829)	$(13,154)

Net loss per common share, basic and diluted	$(0.06)	$(0.49)	$(0.77)	$(3.29)

Shares used in computing net loss per common share, basic and diluted	27,773	4,057	10,219	4,003

COMPELLENT TECHNOLOGIES, INC.
CONDENSED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets
Cash and short-term investments	$93,732	$15,364
Accounts receivable, net	13,311	7,918
Inventories	2,538	1,753
Prepaid expenses and other current assets	1,046	313

Total current assets	110,627	25,348

Property and equipment, net	2,749	1,059

Total assets	$113,376	$26,407

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,216	$2,464
Accrued liabilities	4,222	2,067
Deferred revenue, current	7,934	3,132

Total current liabilities	15,372	7,663

Deferred revenue, non-current	2,588	840

Stockholders’ equity	95,416	17,904

Total liabilities and stockholders’ equity	$113,376	$26,407

COMPELLENT TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year
	Ended December 31,
	2007	2006
	(unaudited)
Operating activities
Net loss	$(7,829)	$(6,824)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,208	747
Compensation expense related to stock options	642	52
Issuance of common stock for services provided	40	—
Changes in operating assets and liabilities	2,463	(2,133)

Net cash used in operating activities	(3,476)	(8,158)

Net cash used in investing activities	(13,990)	(1,179)

Net cash provided by financing activities	84,742	22,406

Net increase in cash and cash equivalents	$67,276	$13,069

COMPELLENT TECHNOLOGIES, INC.
NON-GAAP FINANCIAL MEASURE
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
		(unaudited)
Net loss attributable to common stockholders, as reported (GAAP basis)	$(1,782)	$(1,990)	$(7,829)	$(13,154)

Stock-based compensation expense included as part of:
Cost of product	39	—	91	—
Sales and marketing	140	1	430	30
Research and development	58	2	154	5
General and administrative	20	4	87	17

Total stock-based compensation expense	257	7	762	52

Net loss attributable to common stockholders, adjusted for stock-based compensation expense (non-GAAP)	$(1,525)	$(1,983)	$(7,067)	$(13,102)